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                                   EXHIBIT 21
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                             LIST OF SUBSIDIARIES



                                                                              Sovereign power under
Name of Subsidiary*                                                           the laws of which organized
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Cercoa, Inc.                                                                               Florida
Ferro Corporation (Australia) Pty. Ltd.                                                  Australia
   Fletcher Chemical Company, Ltd.                                                       Australia
   Ferro Corporation New Zealand Pty. Ltd.                                             New Zealand
Ferro Industrial Products Ltd.                                                              Canada
Ferro (Great Britain) Ltd.                                                          United Kingdom
Ferro B.V.                                                                         The Netherlands
   Ferro (Holland) B.V.                                                            The Netherlands
   Ferro France S.a.R.L.                                                                    France
   Ferro Plastics S.A.                                                                      France
   Ferro Chemicals S.A.                                                                     France
   Metal Portuguesa - Gestao de Parques Industriais S.A. (52 %)                           Portugal
   Ferro Industrias Quimicas (52%)                                                        Portugal
   Ruhr-Pulverlack G.m.b.H.                                                                Germany
   Ferro Plastics (Germany) G.m.b.H.                                                       Germany
    Ferro (Deutschland) G.m.b.H.                                                           Germany
   Ferro (Italia) S.R.L.                                                                     Italy
   Ferro Toyo Co., Ltd. (60%)                                            Taiwan, Republic of China
Ferro Enamel do Brasil, I.C.L.                                                              Brazil
Ferro Mexicana S.A. de C.V.                                                                 Mexico
Ferro Enamel Argentina S.A.I.C.y.M.                                                      Argentina
Ferro Ecuatoriana S.A. (51%)                                                               Ecuador
Ferro Far East, Ltd.                                                                     Hong Kong
Ferro Enamel Espanola S.A.                                                                   Spain
Ferro Industrial Products Limited (Taiwan)                               Taiwan, Republic of China
Ferro (Thailand) Co., Ltd.                                                                Thailand
Nissan Ferro Organic Chemical Co. Ltd. (51 %)                                                Japan
PT Ferro Mas Dinamika (55%)                                                              Indonesia
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

*    Percentages in parentheses indicate Ferro's ownership.

      Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.